NYSE American: UEC

Uranium Energy Corp Receives Radioactive Material License

for the Burke Hollow ISR Project in South Texas

Corpus Christi, TX, February 20, 2019 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that the Texas Commission on Environmental Quality has issued the Radioactive Material License for the Burke Hollow Project, completing the last of the four major permits needed for uranium extraction.  The Burke Hollow Project will be developed as part of the Company’s hub-and-spoke strategy, designed for low-cost in-situ recovery (“ISR”) of uranium with final processing to occur at our nearby and fully permitted Hobson Plant.

Craig Wall, Vice President Environmental, Health & Safety, stated: “This accomplishment is extraordinarily rewarding for the UEC team, despite very challenging conditions in the uranium sector over the past six years. We’re excited to advance Burke Hollow toward becoming a modern, low-cost and environmentally friendly ISR operation.”

Amir Adnani, President & CEO, stated: “The drilling and permitting advancements at Burke Hollow have positioned UEC to create the newest, near-term, production ready ISR project in the United States. We are in an optimal position to provide the U.S. a reliable and low-cost source of domestic uranium.  The Company’s 2019 drilling campaign is scheduled to begin in early March and will consist of approximately 20 delineation holes and the installation of approximately 120 monitor wells to prepare for development of the Project’s first production area.”

The license boundary includes 5,385 acres, encompasses multiple production areas and authorizes construction of the satellite facility.  In addition to the Radioactive Material License, the Burke Hollow Project now has an 11,000 acre Mine Area permit, approved in December 2016, two disposal well permits, issued in July 2015, and the aquifer exemption, issued in March 2017.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company.  In South Texas, the Company’s hub-and-spoke operations are anchored by the fully-licensed Hobson Processing Facility which is central to the Palangana, Burke Hollow and Goliad ISR projects.  In Wyoming, UEC controls the Reno Creek project which is the largest permitted, pre-construction ISR uranium project in the U.S.  Additionally, the Company controls a pipeline of uranium projects in Arizona, New Mexico and Paraguay, a uranium/vanadium project in Colorado and one of the highest-grade and largest undeveloped Ferro-Titanium deposits in the world, located in Paraguay.  The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this letter constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this letter.